[Corbin & Wertz Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS


Board  of  Directors
GTC  Telecom  Corp.  and  Subsidiaries

We consent to the incorporation by reference in this Registration Statement of GTC Telecom Corp. (the "Company") on Form S-8 of our report dated July 27, 2001, on our audit of the consolidated financial statements of GTC Telecom Corp. and subsidiaries as of June 30, 2001, and for each of the years in the two-year period then ended, which report is included in the Company's Annual Report on Form 10-KSB (File No. 0-25703).



                                                 /s/ Corbin & Wertz
Irvine,  California                              CORBIN  &  WERTZ
January 30, 2002